UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2007

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2007, Charles A. Deignan, became Vice President of Finance and Administration and Principal Accounting Officer of AtheroGenics, Inc. He had previously served as Senior Director of Finance and Administration since January 2002 and as Director of Finance and Administration from August 1999 to December 2001. Mr. Deignan has been the Assistant Secretary of AtheroGenics since 1999. From 1994 until joining AtheroGenics, Mr. Deignan held several management positions at AAIPharma Inc., a pharmaceutical development company, most recently as Division Controller. From 1988 until 1993 Mr. Deignan held a number of positions at Schering-Plough Corporation, most recently as Finance Manager. Mr. Deignan received a B.S. in Business Administration from Boston University and is a Certified Managerial Accountant. Mr. Deignan will continue to report to Mark P. Colonnese, Executive Vice President, Commercial Operations and Chief Financial Officer.

During the last fiscal year there have been no related party transactions between Mr. Deignan and AtheroGenics. Mr. Deignan has no family relationship between any director, executive officer, or person nominated or chosen by AtheroGenics to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: January 4, 2007	/s/MARK P. COLONNESE
Name: Mark P. Colonnese
Title: Executive Vice President, Commercial Operations
and Chief Financial Officer